                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549




                                    FORM 8-K
                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                May 3, 1995




                                   PRONET INC.
             (Exact name of registrant as specified in its charter)


    Delaware                         0-16029                   75-1832168
- ---------------             ------------------------        ----------------
(State or other             (Commission File Number)        (I.R.S. Employer
jurisdiction of                                          Identification Number)
incorporation)



600 Data Drive
Suite 100
Plano, Texas                                                75075
- -------------------------                                   -----
(Address of principal                                     (Zip Code)
  executive offices)


Registrant's telephone number,
  including area code:                                 (214) 964-9500

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Effective May 3, 1995, Contact Communications Inc., a Delaware corporation ("CCI") and wholly-owned subsidiary of ProNet Inc. (the "Company"), completed the acquisition of all of the outstanding capital stock of Metropolitan Houston Paging Services, Inc., a Texas corporation ("Metropolitan"), for approximately $21.0 million which was paid in cash at closing pursuant to a Stock Purchase Agreement dated as of April 20, 1995, by and among CCI, the Company, Metropolitan, SLT Communications, Inc. ("SLT"), Lufkin-Conroe Telecommunications Corp. ("LCC"), and GTE Southwest Incorporated ("GTE" and, together with SLT, and LCC, the "Sellers"). Concurrently with the closing of the Metropolitan acquisition, CCI entered into noncompetition agreements with the Sellers.

     Metropolitan is a provider of commercial paging services and serves more than 150,000 subscribers in Texas. The assets acquired include accounts receivable, pager inventory and property and equipment that are used in the conduct of such radio paging system business. CCI intends to continue to use the assets acquired from Metropolitan to provide paging services and does not intend to devote such assets to other purposes.

     The Company borrowed approximately $20.5 million in cash to fund the Metropolitan acquisition under an Amended and Restated Credit Agreement dated as of February 9, 1995, by and between The First National Bank of Chicago, as Agent and the Company. The consideration paid for the outstanding capital stock of Metropolitan was determined through arm's length negotiations between CCI and the Sellers.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements and pro forma financial information are attached hereto and filed as part of this report:

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          - Audited Balance Sheet of Metropolitan as of December 31, 1994, 1993 and 1992.

          - Audited Statements of Income and Cash Flows for Metropolitan for the years ended December 31, 1994, 1993 and 1992.

          - Unaudited Balance Sheet of Metropolitan as of March 31, 1995.

          - Unaudited Statement of Income and Cash Flows for Metropolitan for the three months ended March 31, 1995.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          - Unaudited Pro Forma Condensed Consolidated Balance Sheet for the Company as of March 31, 1995, consolidating the assets and certain liabilities of Carrier Paging Systems, Inc. ("Carrier") and Metropolitan.

          - Unaudited Pro Forma Condensed Consolidated Statements of
            Operations for the Company for the year ended December 31, 1994 and the three months ended March 31, 1995, incorporating the operating revenues and expenses of Contact Communications, Inc. ("Contact"), Radio Call Company, Inc. and Affiliates ("Radio Call"), the RCC Division of Chicago Communication Service, Inc. ("ChiComm"), High Tech Communications Corp. ("High Tech"), Signet Paging of Charlotte, Inc.("Signet"), Carrier and Metropolitan.

The Pro Forma Condensed Consolidated Statements of Operations include reasonable estimates of costs and expenses which will be incurred by the Company in connection with the operation of Contact, Radio Call, ChiComm, High Tech, Signet, Carrier and Metropolitan. Operating results for the three month period are not necessarily indicative of results that may be expected for the full year. The pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Registrant and the financial statements of Metropolitan included in this Form 8-K.

     (c)  EXHIBITS.

          [none]

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             PRONET INC.
                                             (Registrant)




Date:     May 18, 1995                  By:  /s/ Jan E. Gaulding
                                             ------------------------------
                                             Jan E. Gaulding
                                             Senior Vice President and
                                             Chief Financial Officer
                                             (principal financial and
                                             accounting officer)

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                          PRONET INC. AND SUBSIDIARIES
                                   (UNAUDITED)

                                        BALANCE SHEET AT MARCH 31, 1995
                                        -------------------------------

                                                                                                                    PRO FORMA
                                         PRONET INC.    CARRIER   METROPOLITAN                                    BALANCE SHEET
                                        -----------   ----------  ------------    CARRIER        METROPOLITAN           AT
                                          MARCH 31,    MARCH 31,    MARCH 31,    PRO FORMA         PRO FORMA        MARCH 31,
                                            1995         1995         1995      ADJUSTMENTS      ADJUSTMENTS           1995
                                        -----------   ----------  ------------  -----------      -----------      -------------
ASSETS                                       (A)
CURRENT ASSETS
  Cash and cash equivalents             $ 5,368,400   $  102,048   $1,558,400    $ (102,048)(5)  $(1,349,155)(5)  $  5,577,645
  Trade accounts receivable, net of
    allowance for doubtful accounts       4,653,659      245,005      103,208             0                0         5,001,872
  Inventories                             3,848,215      141,150       50,509             0                0         4,039,874
  Other current assets                    2,696,250       19,527      338,732       (19,527)(5)            0         3,034,982
                                        -----------   ----------   ----------    ----------      -----------      ------------
        TOTAL CURRENT ASSETS             16,566,524      507,730    2,050,849      (121,575)      (1,349,155)       17,654,373

EQUIPMENT
  Pagers                                 25,257,281      800,001            0      (574,328)(5)            0        25,482,954
  Communications equipment               14,930,821      797,320    6,068,030      (572,403)(5)   (2,615,657)(5)    18,608,111
  Security systems equipment             10,842,531            0            0             0             0           10,842,531
  Office and other equipment              3,743,036       56,764      757,536       (40,751)(5)     (249,175)(5)     4,267,410
                                        -----------   ----------   ----------    ----------      -----------      ------------
                                         54,773,669    1,654,085    6,825,566    (1,187,482)      (2,864,832)       59,201,006
  Less allowance for depreciation        26,880,105    1,187,482    2,864,832    (1,187,482)(5)   (2,864,832)(5)    26,880,105
                                        -----------   ----------   ----------    ----------      -----------      ------------
                                         27,893,564      466,603    3,960,734             0                0        32,320,901
OTHER ASSETS, net of amortization        42,510,951      192,340            0     5,679,968 (6)   17,060,250 (6)    65,443,509

                                        $86,971,039   $1,166,673   $6,011,583    $5,558,393      $15,711,095      $115,418,783
                                        -----------   ----------   ----------    ----------      -----------      ------------
                                        -----------   ----------   ----------    ----------      -----------      ------------

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Trade payables                        $ 1,419,930   $   92,322   $  209,245    $   (7,317)(5)  $         0      $  1,714,180
  Other accrued expenses and liabilities  7,761,327      330,630      138,898      (190,569)(5)     (138,898)(5)     7,901,388
  Current maturities of long-term debt            0      554,438            0      (554,438)(5)            0                 0
                                        -----------   ----------   ----------    ----------      -----------      ------------
        TOTAL CURRENT LIABILITIES         9,181,257      977,390      348,143      (752,324)        (138,898)        9,615,568

LONG-TERM DEBT, less current maturities  21,900,000            0            0     3,500,000 (7)   21,000,000 (7)    46,400,000

DEFERRED PAYMENTS                         5,332,298            0            0     3,000,000 (7)            0         8,332,298

DEFERRED TAX LIABILITIES                    145,596            0      513,433             0                0           659,029

SHAREHOLDERS' EQUITY
  Common stock                               65,472          200        1,800          (200)(5)       (1,800)(5)        65,472
  Additional capital                     49,684,973            0    4,555,839             0       (4,555,839)(5)    49,684,973
  Retained earnings                       2,091,255      189,083      592,368      (189,083)(5)     (592,368)(5)     2,091,255
  Owner's Equity                                  0            0            0             0                0                 0
  Less treasury stock at cost            (1,429,812)           0            0             0                0        (1,429,812)
                                        -----------   ----------   ----------    ----------      -----------      ------------
                                         50,411,888      189,283    5,150,007      (189,283)      (5,150,007)       50,411,888
                                        -----------   ----------   ----------    ----------      -----------      ------------
                                        $86,971,039   $1,166,673   $6,011,583    $5,558,393      $15,711,095      $115,418,783
                                        -----------   ----------   ----------    ----------      -----------      ------------
                                        -----------   ----------   ----------    ----------      -----------      ------------

(A)  Amounts include Contact (acquired March 1, 1994), Radio Call and ChiComm (acquired August 1, 1994), High Tech (acquired
     December 31, 1994) and Signet (acquired March 1, 1995).


See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                   PRONET INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                           HISTORICAL RESULTS FOR THE PERIOD FROM JANUARY 1, 1994 TO THE DATE INDICATED
                                           ----------------------------------------------------------------------------
                                                                                                        RCC DIVISION
                                                                   CONTACT           RADIO CALL          OF CHICAGO
                                                               COMMUNICATIONS,      COMPANY, INC.       COMMUNICATION
                                             PRONET INC.            INC.           AND AFFILIATES       SERVICE, INC.
                                            ------------       --------------      --------------       -------------
                                            DECEMBER 31,        FEBRUARY 28,          JULY 29,            JULY 31,
                                                1994                1994                1994                1994
                                            ------------       --------------      --------------       -------------
NET REVENUES
  Recurring revenues                        $33,078,998          $1,598,419          $3,199,644         $ 2,224,507
  Paging equipment revenues                   6,638,587             743,048             738,132             337,911
  Cost of paging equipment revenues          (6,643,194)           (955,717)           (536,247)           (295,653)
                                            -----------          ----------          ----------         -----------
                                             33,074,391           1,385,750           3,401,529           2,266,765

COST OF SALES AND SERVICES                    9,184,861             201,783             754,757             486,000

GROSS MARGIN                                 23,889,530           1,183,967           2,646,772           1,780,765

EXPENSES
  Sales, General & Administrative            12,126,202           1,021,828           2,180,698             792,000
  Depreciation and amortization               8,573,909              92,921             689,403             412,925
                                            -----------          ----------          ----------         -----------
                                             20,700,111           1,114,749           2,870,101           1,204,925
                                            -----------          ----------          ----------         -----------

      OPERATING INCOME (LOSS)                 3,189,419              69,218            (223,329)            575,840

OTHER INCOME (EXPENSE)
  Interest Expense                           (1,774,089)            (46,019)            (43,781)           (140,221)
  Interest and Other Income                     173,024                   0                   0                   0
                                            -----------          ----------          ----------         -----------
                                             (1,601,065)            (46,019)            (43,781)           (140,221)

      INCOME (LOSS) BEFORE
        INCOME TAXES                          1,588,354              23,199            (267,110)            435,619

  Provision (benefit) for income taxes          895,452                   0             (58,896)                  0
                                            -----------          ----------          ----------         -----------

      NET INCOME (LOSS)                     $   692,902          $   23,199          $ (208,214)        $   435,619
                                            -----------          ----------          ----------         -----------
                                            -----------          ----------          ----------         -----------


EARNINGS PER SHARE                          $      0.16
                                            -----------
                                            -----------

WEIGHTED AVERAGE SHARES                       4,392,863
                                            -----------
                                            -----------


                                                     HISTORICAL RESULTS FOR THE PERIOD FROM
                                                     JANUARY 1, 1994 TO THE DATE INDICATED
                                            ----------------------------------------------------

                                              HIGH TECH            SIGNET              CARRIER          METROPOLITAN
                                            ------------        ------------        ------------        ------------
                                            DECEMBER 31,        DECEMBER 31,        DECEMBER 31,        DECEMBER 31,
                                                1994                1994                1994                1994
                                            ------------       --------------      --------------       -------------
NET REVENUES
  Recurring revenues                        $   290,716          $4,750,322          $2,434,790         $ 4,834,561
  Paging equipment revenues                           0           1,099,976             900,539             152,389
  Cost of paging equipment revenues                   0          (1,089,118)         (1,185,274)           (156,329)
                                            -----------          ----------          ----------         -----------
                                                290,716           4,761,180           2,150,055           4,830,621

COST OF SALES AND SERVICES                       86,159           1,148,968             202,813           1,516,933

GROSS MARGIN                                    204,557           3,612,212           1,947,242           3,313,688

EXPENSES
  Sales, General & Administrative               219,951           2,287,592           1,603,121           1,622,247
  Depreciation and amortization                 127,585             626,714             227,675             597,050
                                            -----------          ----------          ----------         -----------
                                                347,536           2,914,306           1,830,796           2,219,297
                                            -----------          ----------          ----------         -----------

      OPERATING INCOME (LOSS)                  (142,979)            697,906             116,446           1,094,391

OTHER INCOME (EXPENSE)
  Interest Expense                                    0            (292,167)           (124,271)                  0
  Interest and Other Income                           0               4,790                   0              27,185
                                            -----------          ----------          ----------         -----------
                                                      0            (287,377)           (124,271)             27,185

      INCOME (LOSS) BEFORE
        INCOME TAXES                           (142,979)            410,529              (7,825)          1,121,576

  Provision (benefit) for income taxes                0                   0                   0             381,336
                                            -----------          ----------          ----------         -----------

      NET INCOME (LOSS)                     $  (142,979)         $  410,529          $   (7,825)        $   740,240
                                            -----------          ----------          ----------         -----------
                                            -----------          ----------          ----------         -----------


EARNINGS PER SHARE


WEIGHTED AVERAGE SHARES


                                               CONTACT           RADIO CALL            CHICOMM            HIGH TECH
                                              PRO FORMA           PRO FORMA           PRO FORMA           PRO FORMA
                                             ADJUSTMENTS         ADJUSTMENTS         ADJUSTMENTS         ADJUSTMENTS
                                             -----------         -----------         -----------         -----------
NET REVENUES
  Recurring revenues                        $         0          $        0          $        0         $         0
  Paging equipment revenues                           0                   0                   0                   0
  Cost of paging equipment revenues                   0                   0                   0                   0
                                            -----------          ----------          ----------         -----------
                                                      0                   0                   0                   0

COST OF SALES AND SERVICES                            0                   0                   0                   0

GROSS MARGIN                                          0                   0                   0                   0

EXPENSES
  Sales, General & Administrative              (425,228)(3)        (534,617)(3)          58,333(3)                0 (3)
  Depreciation and amortization                 196,558 (1)         170,284 (1)         397,650(1)           76,514 (1)
                                            -----------          ----------          ----------         -----------
                                               (228,670)           (364,333)            455,983              76,514
                                            -----------          ----------          ----------         -----------

      OPERATING INCOME (LOSS)                   228,670             364,333            (455,983)            (76,514)

OTHER INCOME (EXPENSE)
  Interest Expense                             (138,981)(2)        (227,381)(2)        (176,146)(2)         (32,813)(2)
  Interest and Other Income                           0                   0                   0                   0
                                            -----------          ----------          ----------         -----------
                                               (138,981)           (227,381)           (176,146)            (32,813)

      INCOME (LOSS) BEFORE
        INCOME TAXES                             89,689             136,952            (632,129)           (109,326)

  Provision (benefit) for income taxes          109,163(4)           11,338(4)          (71,802)(4)         (92,188)(4)
                                              -----------          ----------        ----------         -----------

      NET INCOME (LOSS)                     $   (19,474)         $  125,614          $ (560,327)        $   (17,138)
                                            -----------          ----------          ----------         -----------
                                            -----------          ----------          ----------         -----------


                                                                                                          PRO FORMA
                                               SIGNET              CARRIER          METROPOLITAN         YEAR ENDED
                                              PRO FORMA           PRO FORMA           PRO FORMA         DECEMBER 31,
                                             ADJUSTMENTS         ADJUSTMENTS         ADJUSTMENTS            1994
                                             -----------         -----------        ------------        ------------
NET REVENUES
  Recurring revenues                        $         0          $        0          $        0         $ 52,411,957
  Paging equipment revenues                           0                   0                   0           10,610,582
  Cost of paging equipment revenues                   0                   0                   0          (10,861,532)
                                            -----------          ----------          ----------         ------------
                                                      0                   0                   0           52,161,007

COST OF SALES AND SERVICES                            0                   0                   0           13,582,274

GROSS MARGIN                                          0                   0                   0           38,578,733

EXPENSES
  Sales, General & Administrative              (210,000)(3)        (813,646)(3)         (31,800)(3)       19,896,681
  Depreciation and amortization                 477,184(1)          392,640(1)        1,137,350(1)        14,196,362
                                            -----------          ----------          ----------         ------------
                                                267,184            (421,006)          1,105,550           34,093,043
                                            -----------          ----------          ----------         ------------

      OPERATING INCOME (LOSS)                  (267,184)            421,006          (1,105,550)           4,485,690

OTHER INCOME (EXPENSE)
  Interest Expense                             (265,833)(2)        (129,620)(2)               0(2)        (3,391,322)
  Interest and Other Income                           0                   0                   0              204,999
                                            -----------          ----------          ----------         ------------
                                               (265,833)           (129,620)                  0           (3,186,323)

      INCOME (LOSS) BEFORE
        INCOME TAXES                           (533,017)            291,386          (1,105,550)          (1,299,368)

  Provision benefit for income taxes            (44,755)(4)         103,609(4)           40,090(4)         1,273,347
                                            -----------          ----------          ----------         ------------

      NET INCOME (LOSS)                     $  (488,262)         $  187,777          (1,145,640)        $     26,021
                                            -----------          ----------          ----------         ------------
                                            -----------          ----------          ----------         ------------


EARNINGS PER SHARE                                                                                      $       0.01
                                                                                                        ------------
                                                                                                        ------------

WEIGHTED AVERAGE SHARES                                                                                    4,392,863
                                                                                                        ------------
                                                                                                        ------------


See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                   PRONET INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         HISTORICAL RESULTS
                                       ------------------------------------------------------
                                        PRONET INC.            SIGNET              CARRIER         METROPOLITAN
                                       ------------        --------------       -------------     ---------------
                                         MARCH 31,          FEBRUARY 28,          MARCH 31,          MARCH 31,
                                           1995                 1995                1995               1995
NET REVENUES
  Recurring revenues                   $10,487,788           $ 871,772           $ 532,166          $1,408,364
  Paging equipment revenues              2,195,743             109,268             196,829              26,423
  Cost of paging equipment revenues     (2,065,236)           (109,188)           (179,036)            (30,239)
                                       -----------           ---------           ---------          ----------
                                        10,618,295             871,852             549,959           1,404,548

COST OF SALES AND SERVICES               2,466,451             273,378              59,046             392,284

GROSS MARGIN                             8,151,844             598,474             490,913           1,012,264

EXPENSES
  Sales, General & Administrative        4,638,132             366,838             285,706             404,212
  Depreciation and amortization          2,744,868              17,300              54,292             159,990
                                       -----------           ---------           ---------          ----------
                                         7,383,000             384,138             339,998             564,202
                                       -----------           ---------           ---------          ----------

      OPERATING INCOME (LOSS)              768,844             214,336             150,915             448,062

OTHER INCOME (EXPENSE)
  Interest Expense                        (386,076)            (53,566)            (25,820)                  0
  Interest and Other Income                 41,399               1,658                 942              12,709
                                       -----------           ---------           ---------          ----------
                                          (344,677)            (51,908)            (24,878)             12,709

      INCOME (LOSS) BEFORE
        INCOME TAXES                       424,167             162,428             126,037             460,771

  Provision for income taxes               358,422                   0                 638             156,662
                                       -----------           ---------           ---------          ----------

      NET INCOME (LOSS)                $    65,745           $ 162,428           $ 125,399          $  304,109
                                       -----------           ---------           ---------          ----------
                                       -----------           ---------           ---------          ----------

EARNINGS PER SHARE                     $      0.01
                                       -----------
                                       -----------
WEIGHTED AVERAGE SHARES                  6,128,131
                                       -----------
                                       -----------
                                                                                                     PRO FORMA
                                          SIGNET               CARRIER          METROPOLITAN        3 MOS ENDED
                                         PRO FORMA            PRO FORMA           PRO FORMA          MARCH 31,
                                        ADJUSTMENTS          ADJUSTMENTS         ADJUSTMENTS           1995
                                       -------------        -------------      --------------      -------------
NET REVENUES
  Recurring revenues                     $       0           $       0           $       0         $13,300,090
  Paging equipment revenues                      0                   0                   0           2,528,263
  Cost of paging equipment revenues              0                   0                   0          (2,383,699)
                                         ---------           ---------           ---------          ----------
                                                 0                   0                   0          13,444,654

COST OF SALES AND SERVICES                       0                   0                   0           3,191,159

GROSS MARGIN                                     0                   0                   0          10,253,495

EXPENSES
  Sales, General & Administrative          (38,333)(3)        (203,412)(3)          (7,950)(3)       5,445,193
  Depreciation and amortization             79,531(1)           98,160(1)          284,338(1)        3,438,478
                                         ---------           ---------           ---------         -----------
                                            41,197            (105,252)            276,388           8,883,671
                                         ---------           ---------           ---------         -----------

      OPERATING INCOME (LOSS)              (41,197)            105,252            (276,388)          1,369,824

OTHER INCOME (EXPENSE)
  Interest Expense                         (39,434)(2)         (38,055)(2)               0(2)         (542,951)
  Interest and Other Income                      0                   0                   0              56,708
                                         ---------           ---------           ---------         -----------
                                           (39,434)            (38,055)                  0            (486,243)

      INCOME (LOSS) BEFORE
        INCOME TAXES                       (80,631)             67,197            (276,388)            883,581

  Provision for income taxes                29,887(4)           69,967(4)           14,589(4)          630,165
                                         ---------           ---------           ---------         -----------

      NET INCOME (LOSS)                  $(110,518)          $  (2,771)          $(290,977)        $   253,416
                                         ---------           ---------           ---------         -----------
                                         ---------           ---------           ---------         -----------

EARNINGS PER SHARE                                                                                 $      0.04
                                                                                                   -----------
                                                                                                   -----------
WEIGHTED AVERAGE SHARES                                                                              6,128,131
                                                                                                   -----------
                                                                                                   -----------


See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                   PRONET INC.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


On March 1, 1994, ProNet Inc. (the "Company") completed the acquisition of all of the outstanding capital stock of Contact Communications, Inc. ("Contact") for approximately $19 million and filed a Form 8-K/A on May 12, 1994. Effective August 1, 1994, the Company completed two additional acquisitions. The first of these acquisitions involved the purchase of substantially all of the paging assets of Radio Call Company, Inc. ("Radio Call") and certain of its affiliates for approximately $7.8 million in cash. The second acquisition involved the purchase of substantially all of the Chicago area paging assets of the RCC Division of Chicago Communication Service, Inc., ("ChiComm") for consideration of approximately $9.8 million, comprised of approximately $8.9 million paid in cash at closing and a $950,000 deferred payment. The Company filed a Form 8-K/A on October 14, 1994, for the Radio Call and ChiComm acquisitions.

Effective December 31, 1994, ProNet completed the acquisition of substantially all of the paging assets of High Tech Communications Corp. ("High Tech") for approximately $900,000, comprised of $700,000 paid in cash at closing and a $200,000 deferred payment. There was no Form 8-K filed by the Company for this acquisition as it did not qualify as a significant subsidiary of the Company in accordance with the definition of significant subsidiary in Rule 1-02 (v) of Regulation S-X.

On March 1, 1995, Contact Communications Inc., a Delaware corporation ("CCI") and wholly-owned subsidiary of the Company completed the acquisition of substantially all of the paging assets of Signet Paging of Charlotte, Inc. ("Signet") for approximately $9.0 million, comprised of approximately $4.8 million paid in cash at closing and a $4.2 million deferred payment. The Company filed a Form 8-K/A related to the Signet acquisition on May 12, 1995.

On April 1, 1995, CCI completed the acquisition of substantially all of the paging assets of Carrier Paging Systems, Inc. ("Carrier") for approximately $6.5 million, comprised of approximately $3.5 million paid in cash at closing and a $3.0 million deferred payment. The Company filed a Form 8-K for the Carrier acquisition on April 17, 1995.

Effective May 3, 1995, CCI completed the acquisition of all of the outstanding capital stock of Metropolitan for approximately $21.0 million which was paid in cash at closing pursuant to a Stock Purchase Agreement dated as of April 20, 1995, by and among CCI, the Company, Metropolitan, SLT Communications, Inc. ("SLT"), Lufkin-Conroe Telecommunications Corp. ("LCC"), and GTE Southwest Incorporated ("GTE" and, together with SLT, and LCC, the "Sellers"). Concurrently with the closing of the Metropolitan acquisition, CCI entered into noncompetition agreements with the Sellers.

All deferred payments are due and payable one year from the closing of the respective transactions. These balances are payable, at the Company's discretion, either in cash or shares of the Company's common stock based on market value at the date of payment.

The unaudited pro forma condensed financial statements reflect the transactions as though Contact, Radio Call, ChiComm, High Tech, Signet, Carrier and Metropolitan had been acquired at the beginning of the periods presented. Metropolitan's year end is December 31 which is consistent with the Company. Since Contact was acquired on March 1, 1994, Contact's results of operations for the two months ended February 28, 1994 are used to arrive at the pro forma results for the year ended December 31, 1994. Because Radio Call and ChiComm were acquired on August 1, 1994, their results of operations for the seven months ended July 31, 1994 are used to arrive at the pro forma results for the year ended December 31, 1994. Because Signet was acquired on March 1, 1995, their results of operations for the two months ended February 28, 1995 are used to arrive at the pro forma results for the three months ended March 31, 1995. Since both Carrier and Metropolitan were acquired subsequent to March 31, 1995, their results of operations for the full three months ended March 31, 1995 are used to arrive at the pro forma results for the three months ended March 31, 1995.

The accompanying Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1994, and the three months ended March 31, 1995 have been prepared by combining the historical results of Contact, Radio Call, ChiComm, High Tech, Signet, Carrier and Metropolitan for such periods and reflect the following adjustments:

(1) Pro forma adjustments are made to the statements of operations to reflect depreciation and amortization expense on the fair value of the assets acquired as if the acquisitions had occurred at the beginning of the periods presented. Pro forma depreciation is computed by the straight-line method over the estimated useful lives of the assets. The noncompetition agreements are amortized on a straight-line method over a five year term. Goodwill is amortized on the straight-line method over a fifteen year term.

(2) Pro forma adjustments reflect the impact on interest expense due to the financing of the acquisitions which includes amounts borrowed under the Company's line of credit and term loan facility and amounts due pursuant to the Signet deferred payment.

(3) The pro forma adjustments to selling, general and administrative expenses are representative of expenses that either would or would not have been incurred if the acquisitions had occurred at the beginning of the periods presented. For Radio Call, Contact, Carrier and Metropolitan, cost savings relate to decreased salaries, office rent and professional fees. For ChiComm, additional costs relate to increased salaries and office rent.
     For Signet, cost savings relate to decreased salaries and professional fees and additional costs relate to increased office rent. For High Tech, no pro forma adjustments to selling, general and administrative expenses are recorded.

(4) A pro forma adjustment is made to reflect the effect on the income tax provision as if the acquisitions had occurred at the beginning of the periods presented. The primary differences in the effective tax rate between the Company's historical financial statements and the pro forma statements are state taxes and the amortization of goodwill related to the Contact and Metropolitan acquisitions which is assumed not to be deductible for tax purposes.

The accompanying Pro Forma Consolidated Balance Sheet as of March 31, 1995, has been prepared as if the acquisitions of Carrier and Metropolitan had occurred on that date and includes the following adjustments to reflect the acquisitions (Contact, Radio Call, ChiComm, High Tech and Signet are reflected in the
March 31, 1995 Balance Sheet of ProNet Inc.):

(5) A pro forma adjustment is made to reflect the fair value of those assets and liabilities that were acquired as a result of the acquisition of Carrier and Metropolitan. The Company did not acquire cash, trade payables, or certain accrued expenses for Carrier.

(6) A pro forma adjustment is made to goodwill equal to the excess of the purchase price over fair values assigned to specific assets less liabilities assumed.

(7) A pro forma adjustment is made to record the borrowings under the line of credit and term loan facility to finance the acquisitions of Carrier and Metropolitan.

The pro forma condensed financial information presented is not necessarily indicative of either the results of operations that would have occurred had the acquisition taken place at the beginning of the periods presented or of future results of operations of the combined operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Metropolitan Houston Paging Services, Inc.:

    We have audited the accompanying balance sheets of Metropolitan Houston Paging Services, Inc. (a Texas corporation, the "Company") as of December 31, 1994, 1993 and 1992, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's manage-ment. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metropolitan Houston Paging Services, Inc. as of December 31, 1994, 1993 and 1992, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

    As discussed in Note 7 to the financial statements, on December 20, 1994, the Company was named as a defendant in a lawsuit by a resale contractor. The Company intends to vigorously defend this claim. The amount of any liability which might ultimately exist cannot reasonably be estimated and, accordingly, no provision for loss has been made in the accompanying statement of income.

    As discussed in Note 3 to the financial statements, effective January 1, 1993, the Company changed its method of accounting for income taxes in conjunction with the adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                                   ARTHUR ANDERSEN LLP

Little Rock, Arkansas
April 20, 1995

                   METROPOLITAN HOUSTON PAGING SERVICES, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                                      DECEMBER 31,
                                                                       -------------------------------------------
                                                                           1994           1993           1992
                                                          MARCH 31,    -------------  -------------  -------------
                                                            1995
                                                        -------------
                                                         (UNAUDITED)
Current assets:
  Cash and short-term investments.....................  $   1,558,400  $   1,311,133  $     786,838  $     332,008
  Accounts receivable, net of allowance for doubtful
   accounts of $29,031 and $44,974 and $22,750 as of
   December 31, 1994 and 1993, and March 31, 1995,
   respectively.......................................        103,208        209,131         80,039         60,535
  Pager inventory.....................................         50,509         24,918       --             --
  Prepayments and other...............................        126,779         37,853         27,719         59,968
  Deferred federal income tax benefit.................        211,953        368,615        276,073       --
                                                        -------------  -------------  -------------  -------------
                                                            2,050,849      1,951,650      1,170,669        452,511
                                                        -------------  -------------  -------------  -------------
Equipment:
  Paging transmission.................................      6,068,030      5,664,223      4,908,353      4,316,171
  Office..............................................        585,087        532,958        380,010        293,693
  Vehicles............................................        172,449        172,449        134,461         84,710
  Less accumulated depreciation.......................     (2,864,832)    (2,704,842)    (2,170,030)    (1,690,615)
                                                        -------------  -------------  -------------  -------------
                                                            3,960,734      3,664,788      3,252,794      3,003,959
                                                        -------------  -------------  -------------  -------------
Other assets..........................................              0       --               24,038         22,038
                                                        -------------  -------------  -------------  -------------
Total assets..........................................  $   6,011,583  $   5,616,438  $   4,447,501  $   3,478,508
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities............  $     209,245  $     165,168  $     126,269  $     106,547
  Payable to affiliate................................        138,898         91,938        176,018          1,520
                                                        -------------  -------------  -------------  -------------
                                                              348,143        257,106        302,287        108,067
                                                        -------------  -------------  -------------  -------------
Deferred federal income tax liability.................        513,433        513,433         39,555       --
                                                        -------------  -------------  -------------  -------------
Commitments and contingencies (Notes 1, 5 and 7)
Stockholders' equity:
  Common stock, par value $1 per share; 2,000 shares
   authorized; 1,800 shares issued and outstanding....          1,800          1,800          1,800          1,800
  Additional paid-in capital..........................      4,555,839      4,555,839      4,555,839      4,555,839
  Retained earnings (deficit).........................        592,368        288,260       (451,980)    (1,187,198)
                                                        -------------  -------------  -------------  -------------
                                                            5,150,007      4,845,899      4,105,659      3,370,441
                                                        -------------  -------------  -------------  -------------
Total liabilities and stockholders' equity............  $   6,011,583  $   5,616,438  $   4,447,501  $   3,478,508
                                                        -------------  -------------  -------------  -------------
                                                        -------------  -------------  -------------  -------------

      The accompanying notes are an integral part of these balance sheets.

                   METROPOLITAN HOUSTON PAGING SERVICES, INC.

                              STATEMENTS OF INCOME

                                                                                 YEAR ENDED DECEMBER 31,
                                                                         ----------------------------------------
                                                                             1994          1993          1992
                                                       THREE MONTHS      ------------  ------------  ------------
                                                           ENDED
                                                         MARCH 31,
                                                           1995
                                                    -------------------
                                                        (UNAUDITED)
Revenues:
  Paging services.................................     $   1,408,364     $  4,834,561  $  3,644,239  $  2,480,345
  Pager equipment sales...........................            26,423          152,389       --            --
  Interest........................................            12,709           31,466        13,452         5,086
  Less provision for uncollectible accounts.......            (1,500)         (32,000)      (40,401)      (10,000)
                                                    -------------------  ------------  ------------  ------------
    Total revenues................................         1,445,996        4,986,416     3,617,290     2,475,431
                                                    -------------------  ------------  ------------  ------------
Expenses:
  Circuit rental..................................           261,060        1,000,979       939,744       647,088
  Salaries and commissions........................           169,032          663,184       481,182       386,103
  General and administrative......................           194,559          767,466       551,077       332,414
  Depreciation....................................           159,990          597,050       488,137       495,966
  Tower space rental..............................           131,224          515,954       494,621       465,521
  Cost of pagers sold.............................            30,239          156,329       --            --
  Utilities.......................................            20,406           87,972        78,573        54,624
  Insurance.......................................            18,715           71,625        74,579        59,289
  Loss on disposal of assets......................          --                  4,281        10,677         5,834
                                                    -------------------  ------------  ------------  ------------
    Total expenses................................           985,225        3,864,840     3,118,590     2,446,839
                                                    -------------------  ------------  ------------  ------------
Income before federal income taxes and the
 cumulative effect of a change in accounting
 principle........................................           460,771        1,121,576       498,700        28,592
Federal income taxes..............................           156,663          381,336       171,149       --
                                                    -------------------  ------------  ------------  ------------
Income before the cumulative effect of a change in
 accounting principle.............................           304,108          740,240       327,551        28,592
Cumulative effect of a change in accounting
 principle (Note 3)...............................          --                --            407,667       --
                                                    -------------------  ------------  ------------  ------------
Net income........................................     $     304,108     $    740,240  $    735,218  $     28,592
                                                    -------------------  ------------  ------------  ------------
                                                    -------------------  ------------  ------------  ------------

        The accompanying notes are an integral part of these statements.

                   METROPOLITAN HOUSTON PAGING SERVICES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                            ADDITIONAL     RETAINED
                                                                COMMON       PAID-IN       EARNINGS
                                                                 STOCK       CAPITAL       (DEFICIT)       TOTAL
                                                              -----------  ------------  -------------  ------------
Balance at December 31, 1991................................   $   1,800   $  4,555,839  $  (1,215,790) $  3,341,849
Net income..................................................      --            --              28,592        28,592
                                                              -----------  ------------  -------------  ------------
Balance at December 31, 1992................................       1,800      4,555,839     (1,187,198)    3,370,441
Net income..................................................      --            --             735,218       735,218
                                                              -----------  ------------  -------------  ------------
Balance at December 31, 1993................................       1,800      4,555,839       (451,980)    4,105,659
Net income..................................................      --            --             740,240       740,240
                                                              -----------  ------------  -------------  ------------
Balance at December 31, 1994................................       1,800      4,555,839        288,260     4,845,899
Net income (unaudited)......................................      --            --             304,108       304,108
                                                              -----------  ------------  -------------  ------------
Balance at March 31, 1995 (unaudited).......................   $   1,800   $  4,555,839  $     592,368  $  5,150,007
                                                              -----------  ------------  -------------  ------------
                                                              -----------  ------------  -------------  ------------

        The accompanying notes are an integral part of these statements.

                   METROPOLITAN HOUSTON PAGING SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                        THREE MONTHS
                                                            ENDED                 YEAR ENDED DECEMBER 31,
                                                          MARCH 31,       ---------------------------------------
                                                            1995              1994          1993         1992
                                                     -------------------  -------------  -----------  -----------
                                                         (UNAUDITED)
Cash flows provided by operating activities:
  Net income.......................................     $     304,108     $     740,240  $   735,218  $    28,592
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Cumulative effect of a change in accounting
     principle.....................................          --                --           (407,667)     --
    Provision for uncollectible accounts...........             1,500            32,000       40,401       10,000
    Depreciation...................................           159,990           597,050      488,137      495,966
    Deferred federal income taxes..................           156,663           381,336      171,149      --
    Other..........................................          --                  28,319        8,677       (7,912)
    Net changes in:
      Accounts receivable..........................           104,423          (161,092)     (59,905)      (6,670)
      Pager inventory..............................           (25,591)          (24,918)     --           --
      Prepayments and other........................           (88,926)          (10,134)      32,249      (50,754)
      Accounts payable and accrued liabilities.....            44,076            38,899       19,722      (66,830)
      Payable to affiliate.........................            46,960           (84,080)     174,498       (3,378)
                                                     -------------------  -------------  -----------  -----------
        Net cash provided by operating
         activities................................           703,203         1,537,620    1,202,479      399,014
                                                     -------------------  -------------  -----------  -----------
Cash flows used in investing activities:
  Capital expenditures.............................          (455,936)       (1,013,325)    (747,649)    (293,712)
                                                     -------------------  -------------  -----------  -----------
Net increase in cash and short-term investments....           247,267           524,295      454,830      105,302
Cash and short-term investments at beginning of
 year..............................................         1,311,133           786,838      332,008      226,706
                                                     -------------------  -------------  -----------  -----------
Cash and short-term investments at end of year.....     $   1,558,400     $   1,311,133  $   786,838  $   332,008
                                                     -------------------  -------------  -----------  -----------
                                                     -------------------  -------------  -----------  -----------

        The accompanying notes are an integral part of these statements.

                   METROPOLITAN HOUSTON PAGING SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1994

NOTE 1 -- SALE OF COMPANY
    On April 20, 1995, the shareholders of Metropolitan Houston Paging Services, Inc. ("MHPS") executed an agreement to sell all of the outstanding shares of common stock of MHPS to ProNet Inc., for $21,000,000. The sale of MHPS is expected to be completed in May 1995.

NOTE 2 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

    MHPS provides a wide variety of radio paging services to a network of agents in the greater Houston, Dallas, Fort Worth, Austin, San Antonio, Corpus Christi, Beaumont, Victoria, Texarkana and lower Rio Grande Valley areas of Texas. MHPS was formed in September 1983 and is owned by the following companies:

GTE Southwest, Inc. ("GTE").............................  600 shares
Lufkin-Conroe Telecommunications, Corp. ("LCT").........  600 shares
SLT Communications, Inc. ("SLT")........................  600 shares

    On December 31, 1992, SLT became a wholly-owned subsidiary of ALLTEL Corporation ("ALLTEL"') through a merger agreement which provided for the exchange of all of SLT's common and preferred stock for common stock of ALLTEL.

CASH AND SHORT-TERM INVESTMENTS

    Cash and short-term investments consist of highly liquid investments with original maturities of less than three months. These investments are readily convertible into cash.

EQUIPMENT

    MHPS's equipment is recorded at original cost. The costs of maintenance and repairs, not reflecting substantial betterments, are expensed as incurred.
Depreciation is computed using the straight-line method over the estimated useful lives as determined by management. The estimated useful lives for equipment are as follows:

ASSET TYPE                                                                        YEARS
- -----------------------------------------------------------------------------     -----
Paging transmission..........................................................      10
Office.......................................................................      10
Vehicles.....................................................................       5

    When property is retired, the cost of the property and the related accumulated depreciation are removed from the balance sheet and any gain or loss on the transaction is included in income.

PAGER INVENTORY

    Pager inventory is valued at the lower of cost or market using the first-in, first-out method ("FIFO").

                   METROPOLITAN HOUSTON PAGING SERVICES, INC.

NOTE 2 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)
REVENUE RECOGNITION

    Paging services revenues are billed and recorded in the month service is provided. MHPS derives revenues from its affiliates and is dependent upon revenues from other significant customers as follows:

                                              1994                       1993                       1992
                                    -------------------------  -------------------------  -------------------------
Affiliates:
  GTE.............................  $    278,915          6%   $     71,600          2%   $     48,181          2%
  LCT.............................        26,614          1%         18,012          1          15,202          1
  SLT.............................        18,522      --              5,150      --              5,234      --
Non-Affiliates:
  Paging & Cellular Communications
   of Texas.......................       766,128          16 %      501,376          14        315,491          13

FINANCIAL STATEMENT PRESENTATION

    Certain 1993 and 1992 balances have been reclassified to conform with the 1994 financial statement presentation.

NOTE 3 -- FEDERAL INCOME TAXES
    MHPS is a "C" corporation and is not included in the federal income tax returns of its owners due to their minority ownership. MHPS had net operating loss carryforwards of approximately $1,084,000 at December 31, 1994, which will begin expiring in 2001. At December 31, 1994 and 1993, the tax effected benefit of the net operating loss carryforwards has been classified in the accompanying balance sheets based on management's anticipated realization of such benefit.

    Effective January 1, 1993, MHPS, as required, changed its method of accounting for income taxes by adopting Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." This pronouncement requires that deferred taxes related to temporary differences between balances recorded for financial reporting purposes and tax reporting purposes be reflected at the enacted tax rate. This change in accounting principle had a cumulative effect at January 1, 1993, of a credit to federal income tax expense of $407,667.

    MHPS also has approximately $45,000 of investment tax credit carryforwards which are available to reduce future tax liabilities. These tax credits will begin expiring in 1998. Due to the uncertainty of the future realization, management recorded a valuation allowance for these tax credits as part of the adoption of SFAS No. 109.

    For federal income tax reporting purposes, the sources of the temporary differences and the tax effect of each were as follows for the years ended December 31:

                                                                 1994        1993
                                                              ----------  ----------
Net operating loss carryforwards utilized...................  $  334,152  $  135,284
Excess of tax over book depreciation........................      45,031      33,102
Other, net..................................................       2,153       2,763
                                                              ----------  ----------
                                                              $  381,336  $  171,149
                                                              ----------  ----------
                                                              ----------  ----------

                   METROPOLITAN HOUSTON PAGING SERVICES, INC.

NOTE 3 -- FEDERAL INCOME TAXES (CONTINUED)
    At December 31, the significant components of MHPS's net federal income tax (liability) benefit were as follows:

                                                               1994         1993
                                                            -----------  -----------
Equipment.................................................  $  (504,342) $  (459,312)
Net operating loss carryforwards..........................      368,615      702,767
Other, net................................................       (9,091)      (6,937)
                                                            -----------  -----------
                                                            $  (144,818) $   236,518
                                                            -----------  -----------
                                                            -----------  -----------

    Total tax assets were $417,365 in 1994 and $749,003 in 1993, and total tax liabilities were $517,183 in 1994 and $467,485 in 1993. Additionally, at December 31, 1994 and 1993, total tax assets were partially reduced by a valuation allowance of $45,000.

NOTE 4 -- RETIREMENT PLANS
    During 1993, MHPS began participating in the ALLTEL Corporation ("ALLTEL", the parent of SLT) trusteed, noncontributory, defined benefit pension plan which provides retirement benefits for all eligible employees of MHPS. Pension benefits are based on employees' years of service and compensation. ALLTEL's funding policy for the defined benefit plan is to satisfy the funding requirement of the Employees' Retirement Income Security Act of 1974 ("ERISA").

    At December 31, 1994, the fair value of ALLTEL plan assets available for plan benefits exceeded the projected benefit obligation. Total ALLTEL pension expense (credit) was $2,225,000 in 1994 and $(3,892,000) in 1993, of which
MHPS's  share  was  approximately  $24,000  and  $(2,000)  in  1994  and   1993,
respectively. For 1992 MHPS participated in the SLT defined benefit pension plan, of which pension (income) expense was ($13,746). The projected benefit obligations were $68,940 in 1992. Plan assets available for plan benefits were $60,132.

    Actuarial assumptions were 9%, 8.5% and 9% for the investment earnings rate, 5%, 5% and 4.5% for future compensation level increases and a 8.5%, 7.5% and 7% settlement rate for 1994, 1993 and 1992, respectively.

    Effective January 1, 1993, employees of MHPS began participation in ALLTEL's noncontributory defined contribution plan in the form of a profit sharing arrangement for eligible employees, excluding bargaining unit employees. Effective with this plan, there was a reduction in future service benefits earned by eligible employees under the defined benefit pension plan.

    The amount of profit sharing contributions to the plan is determined annually by ALLTEL's and MHPS's Boards of Directors. The minimum profit sharing contribution by MHPS is 2% of each participant's compensation. ALLTEL's profit sharing expense amounted to $26,351,000 in 1994 and $22,717,000 in 1993, of which MHPS's share was $39,256 and $29,089 in 1994 and 1993, respectively.

                   METROPOLITAN HOUSTON PAGING SERVICES, INC.

NOTE 5 -- LEASE COMMITMENTS
    MHPS leases its corporate offices, certain operating facilities and tower and antenna sites. These operating leases are recorded in tower space rental and general and administrative expense in the accompanying statements of income and amounted to $575,852, $531,575 and $505,644 for 1994, 1993 and 1992,
respectively. The future minimum lease payments under non-cancelable operating leases at December 31, 1994, were as follows:

YEAR                                                                        AMOUNT
- ------------------------------------------------------------------------  ----------
1995....................................................................  $  449,081
1996....................................................................     167,128
1997....................................................................     131,498
1998....................................................................     115,794
1999....................................................................     101,814
Thereafter..............................................................      22,538
                                                                          ----------
                                                                          $  987,853
                                                                          ----------
                                                                          ----------

NOTE 6 -- RELATED PARTY TRANSACTIONS
    SLT and certain of its affiliates provide MHPS with management, accounting and engineering services pursuant to a contract approved by the Rural Utilities Service (formerly the Rural Electrification Administration). This contract provides for SLT to recover its actual costs and associated overheads for such services. Amounts incurred by MHPS for these services were $17,310 in 1994, $11,189 in 1993 and $31,704 in 1992.

    MHPS purchased paging transmission equipment from ALLTEL Supply, Inc., an affiliate of SLT, in the amounts of $128,991 in 1994, $445,936 in 1993 and $3,478 in 1992.

    A significant portion of MHPS's circuit rental expense is transacted with certain affiliates. Costs for such rentals provided by SLT were $431,614, $481,352, and $234,343 in 1994, 1993 and 1992, respectively. LCT provided circuit rentals of $17,781 in 1994 $11,485  in 1993 and $4,937 in 1992, and  GTE
provided  rentals  of  $44,963,  $6,052  and  $1,911  in  1994,  1993  and 1992,
respectively.

    MHPS leases its corporate offices and certain operating facilities from SLT. Rent expense related to this lease amounted to $47,328 in 1994, $30,399 in 1993 and $23,673 in 1992.

    MHPS periodically incurs a liability to SLT for various operating costs which are initially paid on behalf of the company. This payable is non-interest bearing and is due on demand. At December 31, 1994 and 1993, this balance is reflected as payable to affiliate in the accompanying balance sheets.

NOTE 7 -- CONTINGENCIES
    On December 20, 1994, MHPS was named as a defendant in a lawsuit by a resale contractor alleging numerous tort and contract causes of action including misrepresentation of service provided by MHPS, absence of mutuality of obligation, misrepresentation of the worth of MHPS and all companies with whom MHPS had contracts, and breach of warranty. The resale contractor is seeking approximately $542,000 plus treble damages and legal fees. MHPS intends to vigorously defend this claim. The amount of any liability which might ultimately exist cannot reasonably be estimated and, accordingly, no provision for loss has been made in the accompanying statement of income.

    As part of the sale agreement, as described in Note 1, the shareholders of MHPS have agreed to jointly and severally idemnify, defend and hold harmless ProNet, Inc., from all primary losses resulting from or arising out of the allegations of the above lawsuit.

    Subsequent to year-end, a customer providing approximately 3% of the total 1994 paging services revenue notified MHPS of its intent to discontinue the use of MHPS services.

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